Consent of Independent Accountants

We consent to the inclusion in this Post-Effective Amendment No. 1 to the registration statement on Form S-1 of our reports dated November 11, 1997, on our audits of the financial statement of J.G. Wentworth & Company, Inc. and the combined financial statements of J.G. Wentworth Affiliated Companies. We also consent to the reference to our firm under the captions "Experts" and "Selected Combined Financial Data."


Coopers & Lybrand L.L.P.
Philadelphia, Pennsylvania
December 10, 1997